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                                                                    EXHIBIT 15.1

Securities and Exchange Commission
Washington, D.C. 20549

      We have made a review of the consolidated financial statements of RAIT Investment Trust and subsidiaries as of March 31, 2003 and for the three-month periods ended March 31, 2003 and 2002, in accordance with standards established by the American Institute of Certified Public Accountants, and issued our report thereon dated May 15, 2003. We are aware that such financial statements and our above-mentioned report appearing in the Form 10-Q of RAIT Investment Trust for the quarters ended March 31, 2003 and 2002 are being incorporated by reference in the Registration Statements on Form S-3 (File No. 333-103618, effective on March 14, 2003; File No. 333-69366, effective on October 18, 2001; and File No. 333-78519, effective May 14, 1999) and Form S-8 (File No. 333-100766, effective on October 25, 2002; and File No. 333-67452, effective on August 14, 2001) and that such report pursuant to Rule 436(c) of the Securities Act of 1933 is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Paragraphs 7 and 11 of that Act.

                              /s/ GRANT THORNTON LLP

                              Philadelphia, Pennsylvania
                              May 15,2003


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